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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
             (Exact name of registrant as specified in its charter)

           DELAWARE                             93-1217136
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                         U.S. TIMBERLANDS FINANCE CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                             91-1851612
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     P. O. BOX 10
     6400 HIGHWAY 66
     KLAMATH FALLS, OREGON                                    97601
(Address of principal executive offices)                    (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                EACH CLASS IS TO BE REGISTERED:

Senior Notes Due 2007               New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
Registration No. 333-34389-02

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
None.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Senior Notes Due 2007 of U.S. Timberlands Klamath Falls, L.L.C. and U.S. Timberlands Finance Corp. (the "Co-Registrants") to be registered hereunder is set forth under the caption "Description of Notes" in the prospectus included in the Co-Registrants' Registration Statement on Form S-1 (No. 333-34389), as filed with the Securities and Exchange Commission on August 26, 1997 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

          The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

     *1.1 Amendment No. 2 to the Co-Registrants' Registration Statement on Form
          S-1 (No. 333-34389-02), as filed with the Securities and Exchange Commission on October 27, 1997.

     *3.2 Amended and Restated Operating Agreement of U.S. Timberlands Klamath
          Falls, L.L.C.

     3.3  Certificate of Formation of U.S. Timberlands Klamath Falls, L.L.C.

     *3.4 Certificate of Incorporation of U.S. Timberlands Finance Corp.

     *3.5 By-laws of U.S. Timberlands Finance Corp.

     *4.5 Notes Indenture between U.S. Timberlands Klamath Falls, L.L.C., U.S.
          Timberlands Finance Corp. and State Street Bank and Trust Company, as trustee, which includes the form of Senior Notes Due 2007 as an exhibit thereto.

     *5.1 Form of Senior Notes Due 2007 (included in Exhibit 4.5).
_____________________________
* Incorporated by reference from the Co-Registrants' Registration Statement on Form S-1 (No. 333-34389), as amended, pursuant to Rule 12b-32.

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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  November 4, 1997

                            U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.


                            By:  /s/ John M. Rudey
                                 -----------------
                                 Name:   John M. Rudey
                                 Title:  Chairman of the Board


                            U.S. TIMBERLANDS FINANCE CORP.


                            By:  /s/ John M. Rudey
                                 -----------------
                                 Name:   John M. Rudey
                                 Title:  Chairman of the Board

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